                                                                    EXHIBIT 99.1


Xircom Announces First-Quarter 2001 Results

Reports Revenues of $120.1 Million and Earnings of $.01 Per Share, Excluding Acquisition-Related Costs

THOUSAND OAKS, Calif., January 15, 2001 -- Xircom, Inc. (Nasdaq: XIRC) today reported net sales for the first quarter of fiscal 2001 ended December 31, 2000, of $120.1 million, compared to $124.1 million for the same period last year.
Net income, excluding acquisition-related costs, was $.2 million, or $.01 per share, compared to $15.3 million, or $.55 per share, for the same period last year.

          Including acquisition-related costs, net loss was $2.5 million, or $.08 per share. Acquisition-related costs consist of non-recurring acquisition-related charges and ongoing amortization of goodwill and other acquisition-related intangibles from transactions completed in prior periods.

          An analyst call will be held at 4:30PM, Eastern Time on Tuesday, January 16, 2001, to discuss these results. The dial in number for this call is 303-224-6997, reservation number 894008. Replay options are available on Xircom's website at www.xircom.com/earnings.
                    -----------------------

          The Company also announced today, the signing of a definitive agreement to be acquired by Intel Corporation (Nasdaq: INTC). An analyst call will be held today at 4:00PM Eastern Time to discuss this announcement. The dial in number for this call is 913-981-5517. Replay options are available on Intel's website at www.intc.com.
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                                     Xircom Announces First-Quarter 2001 Results

About Xircom, Inc.

     For over a decade mobile professionals around the world have relied on Xircom for access to their information anytime, anywhere. Xircom designs and develops innovative solutions that connect mobile users worldwide to corporate networks, the Internet, Intranets and other online resources. Xircom sells and supports its products in over 100 countries through distributors, resellers, electronic channels and global OEM partnerships. Headquartered in Thousand Oaks, Calif., with regional headquarters in Belgium, Japan and Singapore, Xircom has 1,900 employees worldwide and trailing four-quarter revenue of $492 million. Please visit http://www.xircom.com for more information.
                    --------------

                                     # # #

For more information contact:

Kristi Cushing
Xircom Investor Relations
(805) 376-9300
kristi.cushing@us.xircom.com
http://www.xircom.com


Xircom and Rex are registered trademarks of Xircom, Inc. Other company or product names have been used for identification purposes only and may be trademarks of their respective companies.

Notice to Readers. The Company's risk factors are described in SEC reports on Form 10-Q for the quarter ended December 31, 2000 (to be filed subsequent to this release), and the Company's report on Form 10-K for the fiscal year ended September 30, 2000. Investor information may be found on Xircom's web site at www.xircom.com or on the SEC's EDGAR electronic filing database.

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                                     Xircom Announces First-Quarter 2001 Results

                                 Xircom, Inc.
                Condensed Consolidated Statements of Operations
                 (In thousands, except per share information)


                                                                      (Unaudited)
                                                                  Three months ended
                                                                     December 31
                                                               2000               1999
                                                               ----               ----
Net sales                                                  $120,094           $124,111
Cost of sales                                                84,765             67,038
                                                           --------           --------
Gross profit                                                 35,329             57,073

Operating expenses:
  Research and development                                   11,027              7,569
  Sales and marketing                                        21,798             24,832
  General and administrative                                  5,931              4,392
  Nonrecurring acquisition-related charges                        -              2,865
  Amortization of goodwill and other
   acquisition-related intangibles                            2,815                608
                                                           --------           --------
          Total operating expenses                           41,571             40,266
                                                           --------           --------
Operating income (loss)                                      (6,242)            16,807
Other income, net                                             3,719                625
                                                           --------           --------
Income (loss) before income taxes                            (2,523)            17,432
Income tax provision (benefit)                                  (63)             4,707
                                                           --------           --------
Net income (loss)                                          $ (2,460)          $ 12,725
                                                           ========           ========

Diluted earnings (loss) per share                          $   (.08)          $    .46
Diluted earnings (loss) per share, excluding
  acquisition-related costs                                $    .01           $    .55

Weighted average shares outstanding                          29,726             27,905
--------------------------------------------------------------------------------------
Net sales                                                     100.0%             100.0%

Gross profit                                                   29.4%              46.0%

Research and development                                        9.3%               6.1%
Sales and marketing                                            18.1%              20.0%
General and administrative                                      4.9%               3.6%
Acquisition-related costs                                       2.3%               2.8%
                                                           --------           --------
                                                               34.6%              32.5%

Operating income (loss)                                       (5.2)%              13.5%
Operating income (loss), excluding acquisition-
  related costs                                               (2.9)%              16.3%

Net income (loss)                                             (2.0)%              10.3%

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                                     Xircom Announces First-Quarter 2001 Results


                                 Xircom, Inc.
                   Information Excluding Acquisition-Related
                               Costs (Unaudited)
                 (In thousands, except per share information)


     The following supplemental information excludes acquisition-related costs consisting of nonrecurring acquisition-related charges and ongoing amortization of goodwill and other acquisition-related intangibles. This information is not prepared in accordance with generally accepted accounting principles.


                                                               (Unaudited)
                                                           Three months ended
                                                              December 31
                                                        2000               1999
                                                        ----               ----
Operations excluding acquisition-related
 costs:

Operating expenses                                  $ 38,756            $ 36,793

Operating income                                    $ (3,427)           $ 20,280

Net income                                          $    229            $ 15,261

Diluted earnings per share                          $    .01            $    .55
--------------------------------------------------------------------------------
Operating expenses                                      32.3%              29.7%

Operating income (loss)                                (2.9)%              16.3%

Income tax rate                                         22.0%              27.0%

Net income                                               0.2%              12.3%

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                                 Xircom, Inc.
                     Condensed Consolidated Balance Sheets
                                (In thousands)

                                                   (Unaudited)
                                                December 31, 2000          September 30, 2000
                                                -----------------          ------------------
Current assets:
     Cash, and short term investments              $   274,465                $   308,489
     Accounts receivable                                48,841                     53,203
     Income tax receivable                               6,029                      2,377
     Inventories                                        35,104                     24,483
     Deferred income taxes                              15,109                     14,674
     Other current assets                               13,360                      9,045
                                                   -----------                -----------
Total current assets                                   392,908                    412,271

Property and equipment, net                             81,858                     74,734
Other assets                                            54,638                     54,544
                                                   -----------                -----------
Total assets                                       $   529,404                $   541,549
                                                   ===========                ===========


Current liabilities:
     Accounts payable                              $    24,852                $    34,014
     Accrued liabilities                                36,054                     39,442
                                                   -----------                -----------
Total current liabilities                               60,906                     73,456

Deferred income taxes                                   20,723                     17,134

Shareholders' equity:
     Common stock                                           30                         30
     Paid-in capital                                   402,206                    402,930
     Retained earnings                                  45,539                     47,999
                                                   -----------                -----------
Total shareholders' equity                             447,775                    450,959
                                                   -----------                -----------
Total liabilities and shareholders' equity         $   529,404                $   541,549
                                                   ===========                ===========

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